EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-271876) pertaining to the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(2)	Registration Statement (Form S-8 No. 333-255712) pertaining to the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(3)	Registration Statement (Form S-8 No. 333-231145) pertaining to the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(4)	Registration Statement (Form S-8 No. 333-217608) pertaining to the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(5)	Registration Statement (Form S-8 No. 333-196528) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan.
(6)	Registration Statement (Form S-8 No. 333-181195) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan.
(7)	Registration Statement (Form S-8 No. 333-166615) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan.
(8)	Registration Statement (Form S-8 No. 333-142759) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan.
(9)	Registration Statement (Form S-8 No. 333-126676) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan.
(10)	Registration Statement (Form S-8 No. 333-116412) pertaining to the 2003 Incentive Award Plan of Cogent Communications Group, Inc.
(11)	Registration Statement (Form S-8 No. 333-108702) pertaining to the 2003 Incentive Award Plan of Cogent Communications Group, Inc.

of our reports dated February 28, 2025, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Cogent Communications Holdings, Inc. included in this Annual Report on (Form 10-K) of Cogent Communications Holdings, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Tysons, Virginia
February 28, 2025